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                                                                       Exhibit G

                             JOINT FILING AGREEMENT

                 We, the undersigned, hereby express our agreement that the attached Amendment No. 1 to a statement on Schedule 13D dated June 2, 1994, is filed on behalf of each of the undersigned.

         Date:   August 9, 1994

                                           BB BIOTECH AG

                                           By:  /s/ Daniel Schlatter
                                              -----------------------------
                                           Name:    Daniel Schlatter
                                           Title:   Counsel

                                           By:  /s/ Dr. Ernst Mueller-Moehl
                                              -----------------------------
                                           Name:    Dr. Ernst Mueller-Moehl

                                           BIOTECH INVEST, S.A.

                                           By:  /s/ Daniel Schlatter
                                              -----------------------------
                                           Name:    Daniel Schlatter
                                           Title:   Counsel


                                           BIOTECH FOCUS, S.A.

                                           By:  /s/ Daniel Schlatter
                                              -----------------------------
                                           Name:    Daniel Schlatter
                                           Title:   Counsel

                                           BIOTECH TARGET, S.A.

                                           By:  /s/ Daniel Schlatter
                                              -----------------------------
                                           Name:    Daniel Schlatter
                                           Title:   Counsel




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